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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Beazer Homes USA, Inc. for the registration of $100,000,000 of 8 7/8% Senior Notes due 2008 and to the incorporation by reference therein of our report dated October 27, 1995, with respect to the consolidated financial statements of Beazer Homes USA, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Atlanta, Georgia
April 23, 1998